UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Polycom, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

June 2, 2004

To Polycom Stockholders:

Notice is hereby given that the 2004 Annual Meeting of Stockholders of Polycom, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 2, 2004, at 10:00 a.m., Pacific time, at the Company’s corporate headquarters located at 4750 Willow Road, Pleasanton, California 94588, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve the 2004 Equity Incentive Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The preceding items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record at the close of business on April 9, 2004, are entitled to notice of and to vote at the 2004 Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed. Should you receive more than one proxy because your shares are registered in different names or addresses, please sign and return each proxy to assure that all your shares will be voted. You may revoke your proxy at any time prior to the 2004 Annual Meeting. If you attend the 2004 Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the 2004 Annual Meeting will be counted.

By Order of the Board of Directors of Polycom, Inc.

Robert C. Hagerty
Chairman of the Board of Directors, Chief Executive Officer and President

Pleasanton, California

April 26, 2004

YOUR VOTE IS IMPORTANT TO THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED.

POLYCOM, INC.

4750 Willow Road

Pleasanton, California 94588

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited on behalf of the Board of Directors of Polycom, Inc., a Delaware corporation (the “Company”), for use at the 2004 Annual Meeting of Stockholders to be held on June 2, 2004, at 10:00 a.m., Pacific time, and at any adjournment thereof (the “2004 Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of 2004 Annual Meeting of Stockholders. The 2004 Annual Meeting will be held at the Company’s corporate headquarters located at 4750 Willow Road, Pleasanton, California 94588. The Company’s telephone number at that location is (925) 924-6000.

These proxy solicitation materials were mailed to all stockholders entitled to vote at the 2004 Annual Meeting on or about April 26, 2004, together with the Company’s 2003 Annual Report to Stockholders.

You may request a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, at no charge, by writing to the Company’s corporate headquarters at the following address: Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attn: Investor Relations.

Stockholders Entitled to Vote; Record Date

Stockholders of record at the close of business on April 9, 2004 (the “Record Date”) are entitled to notice of and to vote at the 2004 Annual Meeting. As of the Record Date, 99,845,310 shares of the Company’s Common Stock were issued and outstanding and entitled to be voted at the 2004 Annual Meeting. Each holder of the Company’s Common Stock entitled to vote at the 2004 Annual Meeting is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the 2004 Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Common Stock, see “Management—Ownership of Securities.”

In connection with the Company’s April 2001 acquisition of Circa Communications Ltd., a Canadian company (“Circa”), the Company caused to be issued 1,087,434 shares (the “Exchangeable Shares”) of Polycom Nova Scotia Ltd. (formerly 3048685 Nova Scotia Limited), a wholly-owned subsidiary of the Company, in exchange for all of the outstanding shares of capital stock of Circa. The Exchangeable Shares are exchangeable for shares of the Company’s Common Stock on a one-for-one basis. The Company issued the Exchangeable Shares so that the holders of the outstanding capital stock of Circa at the time of the acquisition could defer the imposition of certain taxes under Canadian law until such time as they elected to exchange their Exchangeable Shares for shares of the Company’s Common Stock. In order to provide the holders of the Exchangeable Shares the ability to vote on matters which may be voted on by the Company’s stockholders during the period prior to when they exchange their Exchangeable Shares for shares of the Company’s Common Stock, the Company has issued one share of the Company’s Preferred Stock, designated as Special Voting Stock, which is issued and outstanding as of the Record Date. Each of the current holders of Exchangeable Shares holds a fractional interest in the Special Voting Stock, which entitles them to a number of votes at the 2004 Annual Meeting equal to the number of Exchangeable Shares they hold. Therefore, each holder of a fractional interest in the Company’s Special Voting Stock entitled to vote at the 2004 Annual Meeting is entitled to one vote for each Exchangeable Share held by that holder as of the Record Date. As of the Record Date, 660,864 Exchangeable Shares were issued and outstanding; therefore, through their interests in the Special Voting Stock, the holders of Exchangeable Shares may cast an aggregate of 660,864 votes at the 2004 Annual Meeting.

As of the Record Date, holders of Common Stock and holders of Exchangeable Shares are eligible to cast 100,506,174 votes at the 2004 Annual Meeting.

Quorum; Required Vote

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card.

A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to (1) approve the 2004 Equity Incentive Plan and (2) ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting; however, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting; Revocability of Proxies

Whether or not you are able to attend the 2004 Annual Meeting, the Company urges you to submit your proxy, which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted “FOR” each of the nominees of the Board of Directors (Proposal One), “FOR” all of the other proposals and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. You are urged to give direction as to how to vote your shares.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	Filing with the Secretary of the Company at or before the taking of the vote at the 2004 Annual Meeting a written notice of revocation bearing a later date than the proxy;

•	Duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the 2004 Annual Meeting; or

•	Attending the 2004 Annual Meeting and voting in person. Please bring proof of identification if you decide to vote in person at the 2004 Annual Meeting. Please note that attendance at the 2004 Annual Meeting will not in and of itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be delivered to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Corporate Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the 2004 Annual Meeting.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies for the 2004 Annual Meeting. In addition, the Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. The Company’s directors, officers and regular employees may also solicit proxies personally or by telephone, letter, facsimile, email or other means of communication. No additional compensation will be paid to directors, officers and employees who make these solicitations, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in soliciting proxies from certain brokers, bank nominees and other institutional holders. The Company’s costs for such services, if retained, will not be significant.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy material. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the proxy statement for the 2005 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 27, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting.    The Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders, although such matters were not included in the Company’s proxy statement. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee, or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures described in “Proposal One—Corporate Governance Matters” below.

The Company’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one year anniversary of the date on which the Company first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2004 annual stockholder meeting is December 27, 2004.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board of Directors has selected nine nominees for election to the Company’s Board of Directors, all of whom have been recommended for nomination by the Corporate Governance and Nominating Committee of the Board of Directors and all of whom are currently serving as directors of the Company. The names of the nominees for director, their ages and their positions with the Company as of April 9, 2004, are set forth in the table below. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2004 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee of the Board of Directors and designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Name	Age	Position
Robert C. Hagerty	52	Chairman of the Board of Directors, Chief Executive Officer and President
Michael R. Kourey	44	Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director
Betsy S. Atkins (2)(3)(4)	49	Director
John Seely Brown (2)(3)	63	Director
Durk I. Jager (1)	60	Director
John A. Kelley (1)(3)	54	Director
Stanley J. Meresman (1)	57	Director
William A. Owens (1)(3)	63	Director
Thomas G. Stemberg (2)	55	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee
(4)	Lead Director

Robert C. Hagerty joined the Company in January 1997 as President and Chief Operating Officer and as a member of the Board of Directors. In July 1998, Mr. Hagerty was named Chief Executive Officer. In March 2000, Mr. Hagerty was named Chairman of the Board of Directors. Prior to joining the Company, Mr. Hagerty served as President of Stylus Assets, Ltd., a developer of software and hardware products for fax, document management and Internet communications. He also held several key management positions with Logitech, Inc., including Operating Committee Member to the Office of the President, and Senior Vice President/General Manager of Logitech’s retail division and worldwide operations. In addition, Mr. Hagerty’s career history includes positions as Vice President, High Performance Products for Conner Peripherals, Director of Manufacturing Operations and General Manager for Signal Corporation, and Operations Manager for Digital Equipment Corporation. Mr. Hagerty holds a B.S. in Operations Research and Industrial Engineering from the University of Massachusetts, and an M.A. in Management from St. Mary’s College of California.

Michael R. Kourey has been a member of the Board of Directors since January 1999. Mr. Kourey has served as our Senior Vice President, Finance and Administration since January 1999 and as our Chief Financial Officer since January 1995. He also served as Vice President, Finance and Administration from January 1995 to January 1999, Vice President, Finance and Operations from July 1991 to January 1995 and serves as our Treasurer. Mr. Kourey currently serves as a member of the Board of Directors of WatchGuard Technologies, Inc. and

2Wire, Inc. and serves on the Advisory Board of the Business School at Santa Clara University. Prior to joining us, he was Vice President, Operations of Verilink Corporation. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis, and an M.B.A. from Santa Clara University.

Betsy S. Atkins has been a director of the Company since April 1999. Ms. Atkins is the Chief Executive Officer of Baja LLC, an early stage venture capital company investing in technology and life sciences. Ms. Atkins served as Chairman and Chief Executive Officer of NCI, Inc., a nutraceutical manufacturing company, from 1991 to 1993. Ms. Atkins was a founder and director of Ascend Communications Corporation, and from 1989 to 1999, she was its Vice President of Marketing and Sales. Ms. Atkins is also a director of McDATA Corporation, UTStarcom, Inc., and a number of private companies. Ms. Atkins is a Presidential Appointee to the Pension Benefit Guaranty Trust Corp. and is a Trustee of Florida International University. Ms. Atkins holds a B.A. from the University of Massachusetts.

John Seely Brown has been a director of the Company since August 1999. Mr. Brown has been the Chief Scientist at Xerox Corporation since 1992. Mr. Brown was the director of Xerox’s Palo Alto Research Center from 1990 to May 2000. In addition, Mr. Brown is a co-founder of the Institute for Research on Learning, a member of the National Academy of Education and a fellow of the American Association for Artificial Intelligence. Mr. Brown is also a director of Varian Medical Systems, Inc. and Corning Incorporated. Mr. Brown received a B.A. in mathematics and physics from Brown University, a M.S. in mathematics from the University of Michigan, and a Ph.D. in computer and communications sciences from the University of Michigan.

Durk I. Jager has been a director of the Company since January 2003. Mr. Jager is the former Chairman of the Board, President and Chief Executive Officer of The Procter & Gamble Company. He left these positions in July 2000. He was elected to the position of Chief Executive Officer in January 1999 and Chairman of the Board effective September 1999, while continuing to serve as President since 1995. He served as Executive Vice President from 1990-1995. Mr. Jager joined The Procter & Gamble Company in 1970 and was named Vice President in 1987. Mr. Jager is also a director of Chiquita Brands International, Inc., Eastman Kodak Company and Royal KPN N.V. He graduated from Erasmus Universiteit, Rotterdam, The Netherlands.

John A. Kelley, Jr. has been a director of the Company since March 2000. Mr. Kelley has been the President and Chief Executive Officer of McDATA Corporation since August 2002 and from August 2001 was the President and Chief Operating Officer. Prior to joining McDATA, Mr. Kelley served as Executive Vice President of Networks at Qwest Communications from August 2000 to December 2000. He served as President of Wholesale Markets for U S West from May 1998 to July 2000. From 1995 to April 1998, Mr. Kelley served as Vice President and General Manager of Large Business and Government Accounts and President of Federal Services for U S West. Prior to joining U S West, Mr. Kelley was the Area President for Mead Corporation’s Zellerbach Southwest Business Unit from 1991 to 1995, and has held senior positions at Xerox and NBI. Mr. Kelley is also a director of Captaris, Inc., Colorado Women’s Vision Foundation, and InRoads of Colorado. Mr. Kelley holds a B.S. in business from the University of Missouri, St. Louis.

Stanley J. Meresman has been a director of the Company since January 1995. Mr. Meresman has been a Venture Partner with Technology Crossover Ventures, a venture capital firm, since January 2004. Previously he was General Partner and Chief Operating Officer of Technology Crossover Ventures from November 2001 to December 2003. During the four years prior to joining Technology Crossover Ventures, Mr. Meresman was a private investor and board member of a number of companies. Mr. Meresman served as the Senior Vice President, Finance and Chief Financial Officer of Silicon Graphics, Inc. from May 1989 to May 1997. Prior to joining Silicon Graphics, Mr. Meresman was Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor Corporation. Mr. Meresman is also a director of several private companies. Mr. Meresman holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and a M.B.A. from Stanford University.

William A. Owens has been a director of the Company since August 1999. Mr. Owens has been Co-Chief Executive Officer of Teledesic LLC, a satellite communications company, since February 1999 and Vice Chairman since 1998. He is also the Chairman and Chief Executive Officer of the affiliated Teledesic Holdings Ltd. From 1996 to 1998, Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC), an information technology systems integrator. From 1994 to 1996, he was Vice Chairman of the Joint Chiefs of Staff. Mr. Owens is also a member of the Board of Directors of Cray, Inc., IDT Corp., Microvision, Inc., Nortel Networks Inc., Symantec, Inc., TIBCO, Inc., ViaSat Inc., and Wireless Facilities, Inc. Mr. Owens holds a B.A. in mathematics from the U.S. Naval Academy, Bachelor’s and Master’s degrees in politics, philosophy, and economics from Oxford University, and a Master’s in Management from George Washington University.

Thomas G. Stemberg has been a director of the Company since December 2002. Mr. Stemberg has served as Chairman of the Board of Directors of Staples, Inc., an office supply superstore retailer, since February 1988, and as an executive officer of Staples with the title of Chairman since February 2002. Mr. Stemberg was Chief Executive Officer of Staples from January 1986 to February 2002. Mr. Stemberg is also a director of The Nasdaq Stock Market, Inc. and PETsMART, Inc.

There are no family relationships among any of the directors or executive officers of the Company. The Company’s bylaws authorize the Board of Directors to fix the number of directors by resolution. The Company currently has nine authorized directors. Each director holds office until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. The Company’s officers serve at the discretion of the Board of Directors.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Board and Committee Meetings

During the fiscal year ended December 31, 2003, the Board of Directors held seven meetings. Each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during the past fiscal year. The Board of Directors of the Company has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Messrs. Meresman, Jager, Kelley and Owens, each of whom is “independent” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Meresman is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”).

The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, and assisting the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements, (4) the organization and performance of the Company’s internal audit function, and (5) the independent auditor’s qualifications, independence and performance.

The Audit Committee held four meetings during the last fiscal year. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is included as Appendix A to this proxy statement. The Audit Committee Charter is also available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

The Audit Committee Report is included in this proxy statement on page 29.

Compensation Committee

The Compensation Committee consists of Messrs. Stemberg and Brown and Ms. Atkins, each of whom qualifies as an independent director under the listing standards of The Nasdaq Stock Market.

The Compensation Committee is primarily responsible for reviewing and approving the Company’s compensation policies and establishing salaries, incentives and other forms of compensation for the Company’s executive officers. The Compensation Committee also administers the Company’s 1996 Stock Incentive Plan and 2001 Nonstatutory Stock Option Plan, makes option grants thereunder, and administers the other benefit plans of the Company.

The Compensation Committee held four meetings during the last fiscal year. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

The Compensation Committee Report is included in this proxy statement on page 22.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Ms. Atkins and Messrs. Brown, Kelley and Owens, each of whom qualifies as an independent director under the listing standards of The Nasdaq Stock Market.

The Corporate Governance and Nominating Committee is responsible for the development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board. The Corporate Governance and Nominating Committee is also responsible for developing overall governance guidelines, overseeing the performance of the Board and reviewing and making recommendations regarding the composition and mandate of Board committees. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of the Company; for more information, see “Corporate Governance Matters” below.

The Corporate Governance and Nominating Committee held one meeting during the last fiscal year, and conducted a board self evaluation under the direction of the committee chairperson, who communicated the results to the Board of Directors. The Corporate Governance and Nominating Committee also met in January 2004. The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

Compensation of Directors

The Company currently compensates each of its non-employee directors as follows:

•	An annual cash payment for Board membership of $35,000;

•	An annual cash payment for Board committee membership of $5,000, or $10,000 for serving as committee chair;

•	An annual cash payment for serving as Lead Director of $20,000;

•	The one-time grant of options to purchase 60,000 shares of Common Stock under the Automatic Option Grant Program of the Company’s 1996 Stock Incentive Plan upon a non-employee director joining the board, which vest in four equal annual installments; and

•	An annual grant of options to purchase 25,000 shares of Common Stock, under the Automatic Option Grant Program of the Company’s 1996 Stock Incentive Plan, which vest in full one year from the grant date.

During fiscal 2003, non-employee directors received the following stock option grants:

Name	Shares	Exercise Price ($)		Vesting	Term
Betsy S. Atkins	25,000		$11.99	1 year	7 years
John Seely Brown	25,000		$11.99	1 year	7 years
Durk I. Jager	60,000 25,000	$ $	11.35 11.99	4 years 1 year	7 years 7 years
John A. Kelley	25,000		$11.99	1 year	7 years
Stanley J. Meresman	25,000		$11.99	1 year	7 years
William A. Owens	25,000		$11.99	1 year	7 years
Thomas G. Stemberg	25,000		$11.99	1 year	7 years

Corporate Governance Matters

Code of Ethics

The Company has adopted a Code of Ethics for Principal Executive and Senior Financial Officers, which is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics for Principal Executive and Senior Financial Officers is available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.” The Company will disclose any amendment to the Code or waiver of a provision of the Code, including the name of the officer to whom the waiver was granted, on the Company’s website at http://www.polycom.com—“Investor Relations”.

Independence of the Board of Directors

The Board of Directors has determined that, with the exception of Robert C. Hagerty and Michael R. Kourey, who are executive officers of the Company, all of its members are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee directors may do so electronically by sending an e-mail to the following address: directorcom@polycom.com. The emails go unfiltered to our Lead Director who monitors these communications and forwards communication to the appropriate committee of the Board of Directors or non-employee director.

Attendance at Annual Stockholder Meetings by the Board of Directors

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Messrs. Hagerty and Kourey attended the Company’s 2003 annual meeting of stockholders; the other directors did not attend.

Nominating Process for Recommending Candidates for Election to the Board of Directors

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Secretary and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board.

•	The Corporate Governance and Nominating Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

•	While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for Director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the telecommunications industry and the Company’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Corporate Governance and Nominating Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Corporate Governance and Nominating Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

PROPOSAL TWO

APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the 2004 Equity Incentive Plan (the “Plan”) so that we can use the Plan to achieve the Company’s employee performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the Plan. The Board of Directors has approved the Plan, subject to stockholder approval at the Annual Meeting. If stockholders approve the Plan, it will replace the Company’s current 1996 Stock Incentive Plan (the “1996 Plan”).

The Company provides stock options to the Company’s employees as an incentive to employees to increase long-term stockholder value. The Company currently grants stock options to each employee upon initial hire in all countries with an approved sub-plan, and periodically thereafter in recognition of achievement of certain performance criteria and/or as a retention and incentive device. The Plan includes a variety of forms of equity awards, including stock options, stock purchase rights, restricted stock, performance units, and performance shares to allow the Company to adapt its equity compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

We strongly believe that the approval of the Plan is essential to our continued success. The Board of Directors and management believe that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board of Directors and management believe that equity awards are a competitive necessity in our high-technology industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board of Directors and management believe that the ability to grant equity awards will be important to the future success of the Company.

Description of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the Plan.

Background and Purpose of the Plan.

The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, and (5) performance shares (individually, an “Award”). The Plan is intended to attract, motivate, and retain (1) employees of the Company and its subsidiaries, (2) consultants who provide significant services to the Company and its subsidiaries, and (3) directors of the Company who are employees of neither the Company nor any subsidiary. The Plan also is designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Administration of the Plan.

The Plan provides that it will be administered by a committee (the “Committee”) appointed by the Board of Directors. The Compensation Committee of the Board will administer the Plan from its inception and currently is expected to do so throughout the life of the Plan. The Plan requires that the Committee consist of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that the Company is entitled to a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, the Committee may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify.

Assuming stockholder approval, the Plan will be effective June 2, 2004 and the 1996 Plan will terminate on the same day (except with respect to awards previously granted under the 1996 Plan that remain outstanding). The number of shares of Company common stock (“Shares”) initially reserved for issuance under the Plan will equal (1) 12,500,000 Shares, plus (2) up to 2,700,000 Shares still available for issuance under the 1996 Plan as of the date that the 1996 Plan is terminated. Thus, the actual increase in Shares available for grant under the Company’s equity incentive plans is only 12,500,000 (given that 2,700,000 of the Shares already were approved for grant under the 1996 Plan). If stockholders approve the Plan, the Company currently expects that it will not ask stockholders to approve additional shares for the Plan until at least the 2007 Annual Meeting of Stockholders, depending on business conditions. To the extent any Shares otherwise would have returned to the 1996 Plan as a result of the expiration, cancellation, or forfeiture of awards granted under the 1996 Plan, those Shares instead will go into the reserve of shares available under the Plan. The maximum number of Shares that could be returned in this manner is 11,991,366, which is the number of options outstanding under the 1996 Plan as of April 9, 2004. However, the number of Shares that actually are added to the Plan on account of these expirations or forfeitures likely will be substantially smaller because it is unlikely that all of the outstanding 1996 Plan options will expire or terminate without being exercised. For example, as of April 9, 2004, only 7,538,680 options under the 1996 Plan were unvested or had exercise prices above the fair market value of the Company’s shares.

No more than 50% of the Shares available under the Plan may be issued pursuant to Awards of restricted stock, performance shares, or performance units. If an Award is settled in cash, is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the Plan. Also, if the Company experiences a stock dividend, reorganization, or other change in capital structure, the Committee has the discretion to adjust the number of Shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards.

The Committee selects the employees, consultants, and directors who will be granted Awards under the Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options.

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options (and/or stock appreciation rights) covering more than 750,000 Shares. Notwithstanding the foregoing, during the fiscal year in which the participant first becomes an employee, he or she may be granted options (and/or stock appreciation rights) covering up to an additional 750,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. An exception would be made for any options that the Committee grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer).

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than 10 years after the grant date (except in certain cases of death, in which case a participant’s option may remain exercisable for three years after the date of death).

The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Plan. At the time of exercise, a participant must pay any taxes that the Company is required to withhold.

Stock Appreciation Rights.

Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to (1) the number of shares exercised, times (2) the amount by which the Company’s stock price exceeds the exercise price. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. An SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options and are subject to the same per-person limits (750,000 covered Shares for SARs and/or options in any fiscal year plus an additional 750,000 Shares for SARs and/or options in the fiscal year in which the participant first becomes an employee.)

Restricted Stock.

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 375,000 Shares of restricted stock (and/or performance shares). Notwithstanding the foregoing, a participant may be granted an additional 375,000 Shares of restricted stock (and/or performance shares) in the fiscal year in which he or she first becomes an employee.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Committee desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to Shares; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the Shares upon which the dividend or distribution was paid.

Performance Units and Performance Shares.

Performance units and performance shares are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) only if performance goals and/or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals (which may be solely continued employment) will be determined by the Committee, and may be applied on a company-wide, business unit or individual basis, as deemed appropriate in light of the participant’s specific responsibilities (see “Performance Goals” below for more information).

During any fiscal year of the Company, no participant may receive performance units having an initial value greater than $3,000,000. The Committee establishes the initial value of each performance unit on the date grant. Additionally, grants of performance stock are subject to the same per-person limits as restricted stock (375,000 Shares in any fiscal year plus an additional 375,000 Shares in the fiscal year in which the participant first becomes an employee.)

Non-Employee Director Awards.

In addition to discretionary Awards granted by the Committee, if any, each non-employee director receives automatic, non-discretionary stock option grants under the Plan.

All non-employee directors of the Company who are first appointed or elected to the Board of Directors on or after the date of the 2004 Annual Meeting, one grant of a nonqualified stock option to purchase 60,000 Shares. These initial grants vest in four equal annual installments commencing one year following the date of grant, provided that the individual remains a director on each vesting date. The terms of these initial grants are substantially the same as those of the initial grants made to non-employee directors under the 1996 Plan.

On the date of each annual meeting of stockholders beginning in 2004, each individual who is reelected to serve as a non-employee director automatically is granted a nonqualified stock option to purchase 25,000 Shares. These reoccurring grants vest as to 1/12th of the covered Shares each month following the date of grant, provided that the individual remains a director on each vesting date. The terms of these recurring grants are substantially the same as the recurring grants made to non-employee directors under the 1996 Plan, except that recurring grants under the Plan vest monthly over twelve months. Under the 1996 Plan, the recurring grants vest on the one-year anniversary of grant.

Both the initial grants and the reoccurring grants have an exercise price equal to the fair market value of the covered Shares on the date of grant. Additionally, both types of grants have a maximum term of seven years, subject to an extension of up to one year in the event of certain deaths. In the event of the directors termination as a result of death or disability, or in the event of a change of control where the director is not asked to be a member of the board of directors of the acquiring or combined company, the director’s initial and reoccurring grants immediately shall vest as to all of the covered Shares.

Performance Goals.

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. If the Committee desires that an Award qualify as performance-based compensation under Section 162(m) (discussed below), then at the Committee’s discretion, one or more of the following performance goals may apply:

•	Earnings per share.

•	Profit after tax.

•	Return on equity.

•	Revenue.

•	Total shareholder return.

Each of these goals is defined in the Plan. Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of the Company as a whole or a business unit of the Company, and/or (5) on a pre-tax or after-tax basis.

By granting awards that vest upon achievement of performance goals, the Committee may be able to preserve the Company’s deduction for certain compensation in excess of $1,000,000. Section 162(m) limits the Company’s ability to deduct annual compensation paid to the Company’s Chief Executive Officer or any other of the Company’s four most highly compensated executive officers to $1,000,000 per individual. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per-person limits on shares covered by Awards, permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Awards to be Granted to Certain Individuals and Groups.

The number of Awards (if any) that an employee, consultant, or director may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers and directors have an interest in this proposal because they are eligible to receive Awards under the Plan. The following table sets forth (a) the total number of Shares subject to options granted under the 1996 Plan during the last fiscal year and (b) the weighted average per Share exercise price of such options. No other type of Award was granted under the 1996 Plan during the last fiscal year. The last reported trade price for Shares on December 31, 2003, was $19.52.

Name of Individual or Group	Number of Securities Underlying Options Granted	Weighted Average Per Share Exercise Price
Robert C. Hagerty Chairman of the Board of Directors, Chief Executive Officer and President	150,000	$16.70

Michael R. Kourey Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director	100,000	$16.70

Pierre-Francois Catte Senior Vice President, Corporate Operations	100,000	$16.70

James E. Ellett Senior Vice President and General Manager, Video Communications	215,000	$11.24

Philip B. Keenan Senior Vice President and General Manager, Network Systems	50,000	$16.70

All executive officers, as a group (8 persons)	915,000	$14.31

All directors who are not executive officers, as a group (1)	235,000	$11.83

All employees who are not executive officers, as a group	3,947,637	$17.73

(1)	Pursuant to the 1996 Plan’s automatic, non-discretionary formula, each non-employee director received a nonqualified stock option for 25,000 Shares and Durk I. Jager received a one-time stock option to purchase 60,000 Shares upon joining the board.

Limited Transferability of Awards.

Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit an individual to transfer an Award to an individual or entity. Any transfer shall be made in accordance with procedures established by the Committee.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options and Stock Appreciation Rights.

No taxable income is recognized when a nonqualified stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Incentive Stock Options.

No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Restricted Stock, Performance Units, and Performance Shares.

A participant will not have taxable income upon grant of restricted stock, performance units, or performance shares. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value of the Shares on that date or the cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Tax Effect for the Company.

The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. However, the Plan has been designed to permit the Committee to grant Awards that qualify as performance-based compensation under Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the Plan

The Board generally may amend or terminate the Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent. Also, stockholder approval will be required for certain material amendments to the Plan, as provided under Nasdaq rules.

Summary

We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. The Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for the Company and serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO

APPROVE THE 2004 EQUITY INCENTIVE PLAN

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP and its predecessor entities have audited the Company’s financial statements since fiscal 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT ACCOUNTANTS

FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2004.

Principal Accountant Fees and Services

The following table presents fees billed for professional audit services and other services rendered to the Company by PricewaterhouseCoopers, LLP for the years ended December 31, 2003 and December 31, 2002.

($ Thousands)	2003	2002
Audit Fees (1)	$819	$1,000
Audit-Related Fees (2)	237	478
Tax Fees (3)	472	916
All Other Fees (4)	12	85

Total	$1,540	$2,479

(1)	Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services that generally only the Company’s independent auditor can reasonably provide, including statutory audits and services rendered in connection with securities exchange commission filings.
(2)	Audit-Related Fees consisted of fees billed for assurance and related services that are traditionally performed by the Company’s independent auditor, including, in 2002, accounting research, review of the Company’s internal controls, and services rendered in connection with mergers and acquisitions.
(3)	Tax Fees consisted of fees billed for tax compliance, consultation and planning services.
(4)	All Other Fees consisted of fees billed for legal and administrative services for certain of the Company’s international subsidiaries.

Pre-Approval of Audit and Non-Audit Services

The Company’s Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent auditor. In connection with these responsibilities, the Company’s Audit Committee adopted a policy for pre-approving the services and associated fees of the Company’s independent auditor. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to the Company by its independent auditor, with certain exceptions described in the policy. The Policy for Preapproving Services and Fees of the Company’s Independent Auditor is available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

MANAGEMENT

Ownership of Securities

The table below shows the beneficial ownership of the Company’s Common Stock as of April 9, 2004, for the following persons:

•	Each person (or group of affiliated persons) who is known by the Company to beneficially own 5% of the outstanding shares of the Company’s Common Stock;

•	Each of the Company’s non-employee directors;

•	Each of the Company’s officers named in the Summary Compensation Table on page 20 of this proxy statement; and

•	All directors and executive officers of the Company as a group.

5% Stockholders, Directors and Officers (1)	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
Principal Stockholders
Capital Group International, Inc. and Capital Guardian Trust Company (3)	6,985,460	7.0%
Mazama Capital Management, Inc. (4)	5,362,443	5.4%

Non-Employee Directors
Betsy S. Atkins (5)	144,063	*
John Seely Brown (6)	160,000	*
Durk I. Jager (7)	50,000	*
John A. Kelley (8)	160,000	*
Stanley J. Meresman (9)	165,000	*
William A. Owens (10)	145,000	*
Thomas G. Stemberg (11)	50,000	*

Named Executive Officers
Robert C. Hagerty (12)	1,093,698	*
Michael R. Kourey (13)	475,312	*
Pierre-Francois Catte (14)	135,454	*
James E. Ellett (15)	80,437	*
Philip B. Keenan (16)	177,824	*

All directors and current executive officers as a group
(15 persons) (17)	3,292,767	3.3%

*	Less than 1%
(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588.
(2)	Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 9, 2004, are deemed outstanding for purposes of computing the beneficial ownership of the person holding these options but are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of ownership is based on 99,845,310 shares of the Company’s Common Stock outstanding on April 9, 2004, and is calculated in accordance with the rules of the SEC.
(3)	The address of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, CA 90025. This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

(4)	The address of Mazama Capital Management, Inc. is One S.W. Columbia, Suite 1500, Portland, OR 97258. This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.
(5)	Includes options held by Ms. Atkins to purchase 144,063 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(6)	Includes options held by Dr. Brown to purchase 160,000 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(7)	Includes options held by Mr. Jager to purchase 40,000 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(8)	Includes options held by Mr. Kelley to purchase 160,000 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(9)	Includes options held by Mr. Meresman to purchase 165,000 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(10)	Includes options held by Mr. Owens to purchase 145,000 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(11)	Includes options held by Mr. Stemberg to purchase 40,000 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(12)	Includes options held by Mr. Hagerty to purchase 1,047,698 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004. Mr. Hagerty is also a director of the Company.
(13)	Includes options held by Mr. Kourey to purchase 428,562 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004. Mr. Kourey is also a director of the Company.
(14)	Includes options held by Mr. Catte to purchase 133,333 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(15)	Includes options held by Mr. Ellett to purchase 79,061 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(16)	Includes options held by Mr. Keenan to purchase 177,824 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.
(17)	Includes options to purchase 3,172,626 shares of Common Stock that are exercisable within sixty (60) days of April 9, 2004.

Executive Officer Compensation

The table below shows, for the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to the Company in all capacities during the last three fiscal years. The individuals in the table are collectively referred to in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation ($) (3)
Name and Principal Position		Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Securities Underlying Options (#)
Robert C. Hagerty Chairman of the Board of Directors, Chief Executive Officer and President	2003 2002 2001	425,000 425,000 414,567	152,310 39,421 102,605	— 92,415 —	150,000 400,000 250,000	25,140 30,721 25,656

Michael R. Kourey Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director	2003 2002 2001	340,000 340,000 322,452	85,294 25,972 63,846	— — —	100,000 100,000 225,000	28,703 30,096 32,404

Pierre-Francois Catte (4) Senior Vice President, Corporate Operations	2003 2002 2001	325,000 325,000 33,333	70,471 11,066 5,500	— — —	100,000 100,000 200,000	10,981 7,706 1,161

James E. Ellett (5) Senior Vice President and General Manager, Video Communications	2003 2002 2001	290,625 — —	133,369 — —	— — —	215,000 — —	19,158 — —

Philip B. Keenan (6) Senior Vice President and General Manager, Network Systems	2003 2002 2001	310,000 310,000 176,667	58,185 25,040 98,665	— — —	50,000 150,000 150,000	18,923 15,592 10,536

(1)	Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.
(2)	For Mr. Hagerty, this amount includes the cost of the use of golf club facilities for business purposes.
(3)	Includes health, life, dental, vision and disability insurance premiums paid by the Company pursuant to employee benefit programs available to all employees, tax return preparation services and matching 401(k) plan contributions.
(4)	Mr. Catte joined the Company in November 2001.
(5)	Mr. Ellett joined the Company in February 2003.

Option Grants in the Last Fiscal Year

The table below shows, as to each of the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 2003. No stock appreciation rights were granted to any of the Named Executive Officers during this fiscal year.

Option Grants in Fiscal 2003

	Individual Grants
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)		Exercise Price (3)		Expiration Date (4)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (5)
Name							5%	10%
Robert C. Hagerty	150,000	2.85%			$16.70	07/30/10	1,019,787	2,376,536
Michael R. Kourey	100,000	1.90%			$16.70	07/30/10	679,858	1,584,358
Pierre-Francois Catte	100,000	1.90%			$16.70	07/30/10	679,858	1,584,358
James E. Ellett	165,000 50,000	3.13 0.95	% %	$ $	9.59 16.70	02/09/10 07/30/10	644,175 339,929	1,501,203 792,179
Philip B. Keenan	50,000	0.95%			$16.70	07/30/10	339,929	792,179

(1)	All options in this table are incentive stock options to the extent permissible by IRS limitations with the remainder being non-statutory options, were granted under the 1996 Stock Incentive Plan, and have exercise prices equal to the fair market value on the date of grant. All of these options have seven-year terms, subject to earlier termination upon the optionee’s cessation of service. All of these options vest over a four-year period at the rate of one-fourth of the shares subject to each option at the end of one year from the date of grant and 1/48th each month thereafter. The shares subject to each option will immediately vest in full in the event the Company is acquired by a merger or asset sale, unless the Company’s repurchase right with respect to the unvested shares is to be assigned to the acquiring entity or the option is to be assumed by such entity.
(2)	The Company granted options to purchase a total of 5,270,158 shares of Common Stock under the 1996 Stock Incentive Plan and the 2001 Nonstatutory Stock Option Plan to employees in fiscal 2003.
(3)	The exercise price may be paid in cash or in shares of the Company’s Common Stock valued at fair market value on the exercise date.
(4)	Options may terminate before their expiration upon the termination of the optionee’s status as an employee, the optionee’s death or disability or an acquisition of the Company.
(5)	Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term of 7 years at the annual rates specified (5% and 10%). Annual compounding results in total appreciation of approximately 40.7% (at 5% per year) and 94.9% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the projected value of an option.

Option Exercises and Holdings

The table below shows, for each of the Named Executive Officers, certain information concerning stock options exercised during the fiscal year ended December 31, 2003, and the number of shares subject to exercisable stock options as of December 31, 2003. Also reported are values for “in-the-money” options that represent the positive spread between the exercise prices of each outstanding stock option and the fair market value of the Company’s Common Stock as of December 31, 2003, the last trading day of fiscal 2003, which was $19.52 per share.

Aggregated Option Exercises in Fiscal 2003 and Fiscal 2003 Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Hagerty	—	—	1,056,033	335,417	$6,999,135	$1,335,563
Michael R. Kourey	—	—	389,501	253,645	$2,034,218	$890,372
Pierre-Francois Catte	—	—	139,584	260,416	$333,628	$890,372
James E. Ellett	—	—	40,000	175,000	$397,200	$1,382,250
Philip B. Keenan	23,061	$213,718	153,429	193,146	$73,598	$597,277

Compensation Committee Report

The Compensation Committee of the Board of Directors consists of directors Thomas G. Stemberg, John Seely Brown and Betsy S. Atkins, none of whom is an employee or officer of the Company. The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and the other executive officers and key employees, subject to ratification by the Board. The Compensation Committee also administers the Company’s 1996 Stock Incentive Plan, the 2001 Nonstatutory Stock Option Plan and approves stock option grants for all executive officers and other key employees.

General Compensation Policy

The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the Company’s executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of overall financial results, individual contributions and a measure of customer satisfaction. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies and other selected competitors of the Company for executive talent;

•	Provide annual variable incentive awards that take into account the Company’s overall financial performance relative to corporate objectives and the performance of the peer group companies and that are also based on individual contributions; and

•	Align the financial interests of executive officers with those of the Company’s stockholders by providing significant equity-based, long-term incentives.

Compensation Process and Components

The Committee determines the compensation levels for the executive officers with the assistance of the Company’s Human Resources Department, utilizing executive compensation data drawn from a nationally recognized survey of similarly sized peer technology companies (the “Peer Companies”). A significant number of these Peer Companies are listed in the Morgan Stanley Technology Index, which is included in the Performance Graph for this proxy statement. See “Comparison of Stockholder Return” below for the Performance Graph. Certain companies not included in this index were also taken into account as Peer Companies because the Company competes for executive talent with those firms. The positions of the Company’s Chief Executive Officer and other executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, these Peer Companies’ practices concerning stock option grants were reviewed and compared.

The three major components of the Company’s executive officer compensation are:

•	Base salary;

•	Variable incentive awards; and

•	Long-term equity-based incentive awards.

Base Salary.    The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies.

Variable Incentive Awards.    To reinforce the importance of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool set aside for executive officers is determined on the basis of the Company’s achievement of the financial performance targets established at the beginning of the fiscal year and a range for the executive’s contribution. The incentive plan requires a threshold level of Company performance based on both revenue and profit before interest and taxes that must be attained before any incentives are awarded. Once the fiscal year’s threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the Peer Companies.

Long-Term, Equity-Based Incentive Awards.    The goal of the Company’s long-term equity-based incentive awards is to align the interests of executive officers with the Company’s stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee’s discretion.

During fiscal 2003, the Committee made option grants to Messrs. Hagerty, Kourey, Catte, Ellett and Keenan under the Company’s 1996 Stock Incentive Plan. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Subject to certain exceptions, each option granted under the 1996 Stock Incentive Plan vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

Chief Executive Officer Compensation.    The annual base salary for Mr. Hagerty for the 2003 fiscal year was based on an evaluation of his personal performance and the salary levels paid to chief executive officers of the Peer Companies. Mr. Hagerty’s 2003 fiscal year incentive compensation was based on the actual financial performance of the Company relative to corporate objectives. Mr. Hagerty’s incentive compensation provided no dollar guarantees.

Compliance with Internal Revenue Code Section 162(m).    As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a Federal income tax deduction for compensation paid to certain officers to the extent that compensation exceeds one million dollars per officer in any one year. This limitation will apply to all compensation that is not considered to be performance based. Compensation, which does qualify as performance-based compensation, will not have to be taken into account for purposes of this limitation.

The cash compensation paid to the Company’s executive officers during fiscal 2003 did not exceed the one million dollar limit per officer, nor is the cash compensation to be paid to the Company’s executive officers for the 2004 fiscal year expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the one million dollar limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the one million dollar level.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

Thomas G. Stemberg

Betsy S. Atkins

John Seely Brown

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee was formed in January 1995 and is currently composed of Messrs. Stemberg and Brown and Ms. Atkins. No interlocking relationships exist between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s equity compensation plans as of December 31, 2003.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	12,022,561	$17.34	4,783,715	(2)
Equity compensation plans not approved by security holders (3)	541,048	$13.61	0
Total	12,563,609	$17.18	4,783,715

(1)	Included in these amounts are 632,309 shares available to be issued upon exercise of outstanding options with a weighted-average exercise price of $13.91 related to equity compensation plans assumed in connection with previous business mergers and acquisitions.
(2)	Included in this amount are 931,562 shares available for future issuance under the Employee Stock Purchase Plan. Excluded from this amount are the 12,500,000 shares reserved under the 2004 Equity Incentive Plan subject to stockholder approval at the 2004 Annual Meeting.
(3)	Amounts correspond to the Company’s 2001 Nonstatutory Stock Option Plan, which is not subject to shareholder approval. A description of the 2001 Nonstatutory Stock Option Plan follows below.

In 2001, the Board of Directors reserved 750,000 shares of common stock under the 2001 Nonstatutory Stock Option Plan for issuance of nonqualified stock options to employees of acquired companies and foreign-based employees ineligible for incentive stock options. Under the terms of the 2001 Nonstatutory Stock Option Plan, options may be granted at prices not lower than fair market value at date of grant as determined by the Board of Directors. Generally, options granted under the 2001 Nonstatutory Stock Option Plan expire seven years from the date of grant and are only exercisable upon vesting. Options granted under the 2001 Nonstatutory Stock Option Plan generally vest over a four-year period at the rate of one-fourth of the shares subject to the option at the end of one year from the date of grant and 1/48th each month thereafter. Upon cessation of service to the Company, the optionee will generally have a limited period of time in which to exercise his or her outstanding options that are vested at that time; however, in the event of an optionee’s death or disability, the optionee will generally have 12 months to exercise vested outstanding options. In the event that the Company is acquired by merger or asset sale, the vesting of each outstanding option under the 2001 Nonstatutory Stock Option Plan which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. The Board of Directors generally is authorized to amend, alter, suspend or terminate the 2001 Nonstatutory Stock Option Plan at any time, but no amendment, alteration, suspension or termination of the 2001 Nonstatutory Stock Option Plan may adversely affect any option previously granted under the plan without the written consent of the optionee.

Employment Contracts, Change of Control Arrangements and Certain Transactions

1996 Stock Incentive Plan

The options to purchase shares of the Company’s Common Stock held by the Named Executive Officers and the Company’s non-employee directors were granted under the 1996 Stock Incentive Plan. The shares subject to each option will immediately vest in full in the event the Company is acquired by a merger or asset sale, unless the Company’s repurchase right with respect to the unvested shares is to be assigned to the acquiring entity or the option is to be assumed by such entity.

Severance Agreement between the Company and Robert C. Hagerty

In July 2003, the Company entered into a Severance Agreement with Robert C. Hagerty, the Company’s Chief Executive Officer and President. In the event of Mr. Hagerty’s involuntary termination of employment other than for cause, death or disability, or his voluntary termination of employment for good reason, Mr. Hagerty will receive:

•	Severance pay equal to his annual base salary and target bonus for a period of two years;

•	One year in which to exercise certain outstanding stock option grants and any stock options granted after the effective date of the Severance Agreement (to the extent exercisable on the date of termination);

•	Continued coverage of employee benefits for up to one year from the date of termination or until he begins receiving comparable benefits from another employer, but only if Mr. Hagerty elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

However, if Mr. Hagerty’s termination of employment would qualify him for payments and benefits under his Change of Control Severance Agreement, Mr. Hagerty will not receive any benefits under this Severance Agreement. Instead, Mr. Hagerty will receive the payments and benefits to which he is entitled under his Change of Control Severance Agreement. See “Management Change of Control Severance Agreements” below.

Arrangements between the Company and its Senior Executive Officers

In July 2003, the Compensation Committee of the Board of Directors approved for the Company’s senior executive officers reporting under Section 16 of the Exchange Act, that in the event of (i) the involuntary termination of their employment without cause, (ii) the voluntary termination of their employment for good reason, or (iii) their retirement, such officers would have a twelve-month period in which to exercise stock options that are outstanding on the date of termination (to the extent exercisable on the date of termination).

In the event of such officers’ involuntary termination without cause or voluntary termination for good reason, this twelve-month exercise period applies to:

•	Stock options outstanding as of the date of approval of this arrangement by the Compensation Committee which also have exercise prices above the fair market value of the Company’s common stock on that date; and

•	Stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

In the event of such officers’ retirement, this twelve-month exercise period applies only to stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

Management Change of Control Severance Agreements

In March 2001, the Board of Directors authorized the Company to enter into Change of Control Severance Agreements with the Company’s senior executive officers in an effort to ensure the continued service of the Company’s key executives in the event of a future change of control event. Under the terms of these agreements, if, within twelve (12) months of a Change of Control (as defined below) or within twenty-four months of a Change of Control for the CEO and CFO, an executive officer who is a party to one of these agreements is involuntarily terminated other than for cause or voluntarily terminates his or her employment for good reason, he or she will receive:

•	A lump-sum payment equal to 100% of annual base salary and target bonus, (for the Chief Executive Officer and Chief Financial Officer, the payment is equal to 200% of annual base salary and target bonus);

•	Continued coverage of employee benefits until the earlier of one year from the date of termination (for the Chief Executive Officer and Chief Financial Officer, coverage of such benefits extends until twenty-four (24) months from termination) or when he or she begins receiving comparable benefits from another employer; and

•	The acceleration in full of such executive officer’s stock options.

If such executive officer’s employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under the Company’s then-existing severance or benefit plans or pursuant to any other written agreement. Under the terms of the Change of Control Severance Agreements, each senior executive officer, including the Chief Executive Officer and Chief Financial Officer, is obligated to remain with the Company for six months following a Change of Control, subject to certain limitations.

For the Company’s Chief Executive Officer and Chief Financial Officer, if the benefits provided under the agreement constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such officers shall receive:

•	A payment sufficient to pay such excise tax; and

•	An additional payment sufficient to pay the taxes arising as a result of such tax.

As defined in the Change of Control Severance Agreements, a “Change of Control” means:

•	The acquisition by any person of 50% or more of the total voting power of the Company’s then outstanding voting securities;

•	A change in the composition of the Board of Directors during any two-year period, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office at the time of such nomination;

•	The consummation of a merger or consolidation involving the Company where the outstanding securities of the Company immediately prior to the merger or consolidation no longer represent at least 50% of the voting power of the surviving entity immediately after such merger or consolidation; or

•	The consummation of the sale or disposition of all or substantially all of the Company’s assets.

Comparison of Stockholder Return

The stock price performance graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company’s Common Stock with the cumulative total returns of the Nasdaq National Stock Market Index and the Morgan Stanley Technology Index. The performance graph covers the period from December 31, 1998, through the fiscal year ended December 31, 2003.

The graph assumes that $100 was invested on December 31, 1998, in the Company’s Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock.

Company Stock Price Performance Graph (1)

(1)	The stock price performance shown on the graph is not indicative of future price performance. Information used on the graph was obtained from sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Polycom’s financial statements, our compliance with legal and regulatory requirements, the independent auditors’ independence, the performance of our internal audit function and independent auditors, and risk assessment and management.

The management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company’s consolidated financial statements. The independent auditors are responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	reviewed and discussed the audited financial statements with Polycom management;

•	discussed with PricewaterhouseCoopers LLP, Polycom’s independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (required communications with audit committees), SAS 99 (consideration of fraud in a financial statement audit);

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed PricewaterhouseCoopers LLP’s independence with them.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Polycom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the United States Securities and Exchange Commission.

The Board of Directors adopted a revised written charter for the Audit Committee on January 27, 2004. The Audit Committee Charter currently in effect is included as Appendix A to this proxy statement.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Stanley J. Meresman

Durk I. Jager

John A. Kelley

William A. Owens

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report initial ownership of the Company’s Common Stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon the copies of Section 16(a) reports that the Company received from such persons for their 2002 fiscal year transactions, and the written representations received from certain of such persons that no reports were required to be filed for them for the 2003 fiscal year, the Company is aware of the following late Section 16(a) filings: Betsy S. Atkins, who filed a late Form 5 reporting late 1 transaction in February 2004; Sunil Bhalla, who filed a Form 5 reporting late 2 transactions in February 2004; John Seely Brown, who filed a late Form 5 reporting late 1 transaction in March 2004; Pierre-Francois Catte, who filed a Form 5 reporting late 2 transactions in February 2004; Kathleen M. Crusco, who filed a Form 5 reporting late 2 transactions in February 2004; James E. Ellet, who filed a Form 5 reporting late 2 transactions in February 2004; Robert C. Hagerty, who filed a Form 5 reporting late 2 transactions in February 2004; Durk I. Jager, who filed a late Form 5 reporting late 1 transaction in February 2004; John A. Kelley, who filed a late Form 5 reporting late 1 transaction in February 2004; Philip B. Keenan, who filed a Form 5 reporting late 2 transactions in February 2004; Michael R. Kourey, who filed a Form 5 reporting late 2 transactions in February 2004; Stanley J. Meresman, who filed a late Form 5 reporting late 1 transaction in March 2004; Kim Neiderman, who filed a Form 5 reporting late 2 transactions in February 2004; William A. Owens, who filed a late Form 5 reporting late 1 transaction in February 2004; and Thomas G. Stemberg, who filed a late Form 5 reporting late 1 transaction in February 2004.

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2004 Annual Meeting. If any other matters properly come before the 2004 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that your shares are represented at the meeting, regardless of the number of shares that you own. We therefore urge you to execute and return the accompanying proxy card in the envelope that has been enclosed for your convenience.

THE BOARD OF DIRECTORS

Pleasanton, California

April 26, 2004

Appendix A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

POLYCOM, INC.

1. Purpose

The purpose of the Audit Committee of the Board of Directors of Polycom, Inc. (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements, (4) the organization and performance of Company’s internal audit function, and (5) the independent auditor’s qualifications, independence and performance; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2. Membership and Organization

Composition. The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the NASDAQ and the SEC):

•	each member will be an independent director in accordance with (i) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (ii) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules;

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

•	at least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

The Board may designate one member of the Committee as its chair.

Meetings. The Audit Committee will meet at least each fiscal quarter. The Audit Committee may establish its own meeting schedule, which it will provide to the Board of Directors. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as it deems appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, and with the Company’s Vice President, Internal Audit, at such times as it deems appropriate, but not less than quarterly. The Audit Committee may meet with any person in executive session.

Except as the Audit Committee may otherwise decide in its discretion, Audit Committee meetings will normally be attended by the Company’s Management, Internal Auditor and a representative of the company’s independent auditors and outside legal counsel.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation. Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

3. Responsibilities and Duties

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management, internal audit and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including reviewing before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach, (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreements with management and any other relevant matters, (iii) review with the independent auditors the Company’s critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the treatment recommended by the independent auditors, and other material written communications between the independent auditors and management, and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

•	reviewing and approving the annual internal audit project plan and any proposed changes and reviewing periodic reports summarizing results of the internal audit projects;

•	reviewing the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management and significant financial policies, including its investment policies, commitment and expenditure authorization policy, revenue recognition policy, credit policy and capital expenditure policy;

A-2

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements; and

•	reviewing its own charter and processes.

Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them; and

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s code of ethics for its principal executive and senior financial officers;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	engaging in an annual assessment of the committee’s performance.

In addition, the Audit Committee may retain, as appropriate, outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

A-3

Appendix B

POLYCOM, INC.

2004 EQUITY INCENTIVE PLAN

Section 1

Background And Purpose

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan is effective as of June 2, 2004 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Subsidiaries, (b) consultants who provide significant services to the Company and its Subsidiaries, and (c) directors of the Company who are employees of neither the Company nor any Subsidiary. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

Section 2

Definitions

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “ Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.3 “ Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 “ Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.6 “ Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.7 “ Company” means Polycom, Inc., a Delaware corporation, or any successor thereto.

2.8 “ Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Subsidiaries, but who is neither an Employee nor a Director.

2.9 “ Director” means any individual who is a member of the Board of Directors of the Company.

2.10 “ Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.11 “ Earnings Per Share” means as to any Performance Period, the Company’s Profit After Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.12 “ Employee” means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13 “ Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) program under which an outstanding Award is surrendered or cancelled in exchange for a different type of Award and/or cash having a total value equal to or less than the value of the surrendered or cancelled Award, (ii) action described in Section 4.3, nor (iii) transfer or other disposition permitted under Section 11.7.

2.14 “ Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.15 “ Fair Market Value” means the closing per share selling price for Shares on Nasdaq on the relevant date, or if there were no sales on such date, average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.16 “ Fiscal Year” means the fiscal year of the Company.

2.17 “ Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.18 “ Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.19 “ Nonemployee Director” means a Director who is an employee of neither the Company nor of any Subsidiary.

2.20 “ Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.21 “ Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “ Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.23 “ Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings Per Share, (b) Profit After Tax, (c) Return on Equity, (d) Revenue, and (e) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a business unit of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.24 “ Performance Period” means any Fiscal Year or such longer period as determined by the Committee in its sole discretion.

2.25 “ Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.26 “ Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.27 “ Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.28 “ Plan” means the Polycom, Inc. 2004 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.29 “ Profit After Tax” means as to any Performance Period, the Company’s income after taxes, determined in accordance with generally accepted accounting principles.

2.30 “ Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.31 “ Retirement” means, in the case of an Employee or a Nonemployee Director a Termination of Service occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.32 “ Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit After Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.33 “ Revenue” means as to any Performance Period, the Company’s net revenues generated from third parties, determined in accordance with generally accepted accounting principles.

2.34 “ Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.35 “ Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.36 “ Shares” means the shares of common stock of the Company.

2.37 “ Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.38 “ Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.39 “ Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.40 “ Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

Section 3

Administration

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are (a) “outside directors” under Section 162(m), and (b) “non-employee directors” under Rule 16b-3.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

Section 4

Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available issuance under the Plan shall equal the sum of (a) 12,500,000, (b) the number of Shares (not to exceed 2,700,000) that remain available for grant under the Company’s 1996 Stock Incentive Plan as of June 2, 2004, and (c) any

Shares (not to exceed 11,991,366) that otherwise would have been returned to the 1996 Stock Incentive Plan after June 1, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1996 Stock Incentive Plan. No more than fifty percent (50%) of the Shares available under the Plan may be issued as pursuant to Awards that are not Options or SARs. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award, except as determined by the Committee.

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number and class of Shares which may be added annually to the Shares reserved under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1, 9.1 and 10.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

Section 5

Stock Options

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 750,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options (and/or SARs) to purchase up to a total of an additional 750,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Section 5.3.2, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3 Committee Discretion. Subject to the ten and thirteen-year limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.

The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.8.3 Employees Only. Incentive Stock Options may be granted only to persons who are Employees on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

Section 6

Stock Appreciation Rights

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 750,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs (and/or Options) covering up to a total of an additional 750,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

Section 7

Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 375,000 Shares of Restricted Stock (and/or Performance Shares). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 375,000 Shares of Restricted Stock (and/or Performance Shares).

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

Section 8

Performance Units

8.1 Grant of Performance Units. Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $3,000,000.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit.

8.5 Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

Section 9

Performance Shares

9.1 Grant of Performance Shares. Performance Shares may be granted to Nonemployee Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 375,000 Performance Shares (and/or Shares of Restricted Stock). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 375,000 Performance Shares (and/or Shares of Restricted Stock).

9.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

9.3 Performance Share Agreement. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4 Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

9.4.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Shares that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.5 Earning of Performance Shares. After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share.

9.6 Form and Timing of Payment of Performance Shares. Payment of vested Performance Shares shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 11.1). The Committee, in its sole discretion, may pay Performance Shares in the form of cash, in Shares or in a combination thereof.

9.7 Cancellation of Performance Shares. On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

Section 10

Nonemployee Director Options

10.1 Granting of Options

10.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Option to purchase 60,000 Shares.

10.1.2 Ongoing Grants. Each Nonemployee Director who is reelected as such at an Annual Meeting of the Company’s Stockholders, automatically shall receive, as of the date of such Annual Meeting, an Option to purchase 25,000 Shares.

10.2 Terms of Options

10.2.1 Option Agreement. Each Option granted pursuant to this Section 10 shall be evidenced by a written Award Agreement between the Participant and the Company.

10.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 10 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

10.2.3 Exercisability.

(a) Each Option granted pursuant to Section 10.1.1 shall become exercisable as to 25% of the Shares (covered by the Option on the Grant Date) on the first anniversary of the Grant Date, and as to an additional 25% of the Shares on each succeeding anniversary, so that the Option shall be 100% exercisable on the fourth anniversary of the Grant Date.

(b) Each Option granted pursuant to Section 10.1.2 shall become exercisable as to  1/12th of the Shares (covered by the Option on the Grant Date) on the first monthly anniversary of the Grant Date, and as to an additional  1/12th of the Shares on each succeeding anniversary, so that the Option shall be 100% exercisable on the first annual anniversary of the Grant Date.

(c) Notwithstanding any contrary provision of this Section 10.2.3, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in Section 10.2.5.

10.2.4 Expiration of Options. Each Option granted pursuant to this Section 10 shall terminate upon the first to occur of the following events:

(a) The expiration of seven (7) years from the Grant Date; or

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service for any reason.

10.2.5 Death or Disability of Participant and Accelerated Vesting. Notwithstanding the provisions of Sections 10.2.3 and 10.2.4, in the event of a Participant’s Termination of Service due to his or her death or Disability before any Options (granted to him or her under Section 10.1) otherwise have expired in accordance with Section 10.2.4, then (a) one hundred percent (100%) of the Shares covered by such Options shall immediately shall become one hundred percent (100%) exercisable, (b) in the case of Disability, such Options shall terminate one (1) year after the date of the Termination of Service (subject to the seven (7) year limit of Section 10.2.4), and (c) in the case of death, such options shall terminate one (1) year after the date of death. If there is a change of control of the Company (as determined by the Committee in its discretion) and the Participant is not asked to be a member of the board of directors of the acquiring or combined company, then any Options granted to him or her under Section 10.1 that have not expired options in accordance with Section 10.2.4 immediately shall become one hundred percent (100%) exercisable and thereafter shall expire in accordance with Section 10.2.4.

10.2.6 Not Incentive Stock Options. Options granted pursuant to this Section 10 shall not be designated as Incentive Stock Options.

10.2.7 Other Terms. All provisions of the Plan not inconsistent with this Section 10 shall apply to Options granted to Nonemployee Directors.

10.3 Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Awards. The number of Shares subject to Awards received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 10.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

Section 11

Miscellaneous

11.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

11.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service. Employment with the Company and its Subsidiaries is on an at-will basis only.

11.3 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

11.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

11.8 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

Section 12

Amendment, Termination, And Duration

12.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

12.2 Duration of the Plan. The Plan shall be effective as of June 2, 2004, and subject to Section 12.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after June 2, 2014.

Section 13

Tax Withholding

13.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

13.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

Section 14

Legal Construction

14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

14.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

14.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Appendix C

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

POLYCOM, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 2, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF POLYCOM, INC.

PROXY—The undersigned stockholder of Polycom, Inc., a Delaware corporation, hereby acknowledges receipt of the 2003 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 26, 2004, for the Annual Meeting of Stockholders of Polycom, Inc. to be held on June 2, 2004 at 10:00 a.m., local time at Polycom, Inc.’s headquarters facilities and revoking all prior proxies, hereby appoints Robert C. Hagerty and Michael R. Kourey, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock and any interest in the Special Voting Stock of Polycom, Inc. held of record by the undersigned on April 9, 2004 at the Annual Meeting to be held on June 2, 2004, or any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR the election of the director nominees listed on the reverse side and FOR proposals 2 and 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Appendix C

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD VIA MAIL

Please mark votes as in this example ?

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

1. Election of nominees listed below to the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

NOMINEES: (01) Betsy S. Atkins, (02) John Seely Brown, (03) Robert C. Hagerty, (04) John A. Kelley, (05) Michael R. Kourey, (06) Stanley J. Meresman, (07) William A. Owens, (08) Durk I. Jager, (09) Thomas G. Stemberg

_ FOR ALL NOMINEES

_ WITHHELD FROM ALL NOMINEES

_ For all nominees except as written above

2. To approve the 2004 Equity Incentive Plan.

_ FOR _ AGAINST _ ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2004.

_ FOR _ AGAINST _ ABSTAIN

4. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

_ MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.)

Signature: Date: Signature: Date: